UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 19, 2006 (December 13, 2006)
PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place Pittsburgh, Pennsylvania	15272

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 434-3131
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2006, the Officers-Directors Compensation Committee of the Board of Directors of PPG Industries, Inc. (the “Company”) approved an amendment and restatement of each of the Company’s Nonqualified Retirement Plan and the Deferred Compensation Plan (collectively, the “Plans”). The Plans provide certain benefits and compensation to designated employees of the Company, including certain of the Company’s executive officers, that are not tax-qualified but are intended to be tax deferred. The changes to the amended and restated Nonqualified Retirement Plan are primarily intended to maintain compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Deferred Compensation Plan has been amended and restated to provide a benefit to participants who participate in the Company’s tax-qualified Defined Contribution Retirement Plan corresponding to the additional benefit such participants would have been entitled to under the Defined Contribution Retirement Plan but for certain limitations and restrictions under the Code.
The material terms of the Nonqualified Retirement Plan and Deferred Compensation Plan, each as amended and restated, are set forth in, and this description of the Plans is qualified in its entirety by, the applicable plan documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	PPG Industries, Inc. Nonqualified Retirement Plan, as amended and restated.

10.1	PPG Industries, Inc. Deferred Compensation Plan, as amended and restated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2006	PPG INDUSTRIES, INC.

	By:	/s/ James C. Diggs

James C. Diggs Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	PPG Industries, Inc. Nonqualified Retirement Plan, as amended and restated

10.2	PPG Industries, Inc. Deferred Compensation Plan, as amended and restated